EXHIBIT 99.3




14040 Park Center Road, Suite 210, Herndon, VA 20171; 703-674-5500,
                                                                Fax 703-674-5506
E-mail: info@steelcloud.com

FOR INVESTOR OR MARKETING INFORMATION, CONTACT WILLIAM D. HUGHES AT 703-674-5560. FOR FINANCIAL INFORMATION, PLEASE ACCESS OUR WEB SITE AT WWW.STEELCLOUD.COM.

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

              STEELCLOUD NAMES RUSS MEYER VICE PRESIDENT OPERATIONS

Herndon, VA--May 5, 2005-- SteelCloud, Inc., (Nasdaq: SCLD), a leading supplier of ready-to-deploy server appliances, security solutions and professional IT services, announced the appointment of Russ Meyer to SteelCloud's Vice President Operations. In the newly created position, Mr. Meyer is responsible for the Company's procurement, materials management, engineering, program management and assembly operations.

Most recently, Meyer was General Manager at the Manassas, VA division of Texas-based Benchmark Electronics, a $2 billion, full-service electronic manufacturing company. Previously, Meyer held senior management positions at Sanmina, an electronic manufacturing services company, and at Lucent Technologies.

In his new position, Meyer, with significant operations and management experience, will oversee the Company's ISO 9001:2000 certified operations. His arrival coincides with the opening of the Company's new 24,000 square foot operations facility in Herndon, VA.

"I am proud to be joining the SteelCloud team during these exciting times," said Mr. Meyer. "Our new facility is designed to efficiently provide timely solutions that meet customer needs. SteelCloud is an organization of talented individuals with a real dedication to delivering quality products."

Meyer has a BSBA from Central Missouri State University and has done graduate MSIE studies at the University of Missouri. He also holds an APICS (American Production Inventory Control Society) certification.



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                                About SteelCloud

SteelCloud is a leading provider of ready-to-deploy server appliances, security solutions and professional IT services. The Company's ISO 9001:2000 certified Appliance Server Group designs and manufactures specialized servers and network appliances for volume users, large integrators and OEM customers. SteelCloud's Security Solutions Group delivers network security solutions in the form of security software, appliances and professional services. In addition, the Company's Advanced Technology Group designs and develops proprietary SteelCloud software products. Over its 17-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

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